Exhibit 99.1

Longeveron Announces 2026 Third Quarter Financial Results and Provides Business Update

●	Following reporting of results for the ELPIS II Phase 2b clinical trial, the Company has requested a meeting with the FDA to review the results to determine potential next steps for the HLHS development program

●	The Company has initiated a process to review all strategic options with a goal of maximizing stockholder value and has implemented cash conservation measures to optimize cost containment

●	Lucid Capital Markets retained as the Company’s financial advisor to explore potential strategic opportunities, including a potential business combination

MIAMI, Fla., November 12, 2026 -- Longeveron Inc. (NASDAQ: LGVN), a clinical stage biotechnology company developing cellular therapy for life-threatening, rare pediatric and chronic aging-related conditions, today reported financial results for the quarter ended September 30, 2026 and provided a business update.

“With ELPIS II results now available, we have requested a meeting with the FDA to determine potential next steps for the HLHS development program,” said Stephen H. Willard, Chief Executive Officer of Longeveron. “At the same time, we continue to review potential strategic alternatives for the Company as we explore all opportunities to maximize value for our stockholders.”

Evaluation of Strategic and Financing Alternatives

The Company is evaluating a range of strategic and financing alternatives with a goal of maximizing stockholder value. These alternatives may include, among others, a strategic partnership or investment, additional financing, a sale or merger of the Company, or a business combination. The Company has retained Lucid Capital Markets, LLC as the Company’s financial advisor for this process.

The Company has not set a definitive timeline for completion of this process and does not intend to disclose further developments unless and until it is determined that further disclosure is appropriate or required by law. There can be no assurance that this process will result in any transaction or other strategic outcome, or that such transaction or outcome will be completed on favorable terms.

Development Programs

Longeveron’s investigational therapeutic candidate laromestrocel (Lomecel-B®) is a proprietary, scalable, allogeneic cellular therapy.

Hypoplastic Left Heart Syndrome (HLHS) – a rare pediatric congenital heart birth defect in which the left ventricle (one of the pumping chambers of the heart) is either severely underdeveloped or missing.

●	In September and October, the Company announced topline and updated, respectively, results from ELPIS II, its Phase 2b clinical trial evaluating its laromestrocel as an adjunct to Stage 2 palliative surgery in 40 infants with hypoplastic left heart syndrome (HLHS). The ELPIS II trial did not meet the primary efficacy endpoint of change from baseline in right ventricular ejection fraction (RVEF) at Month 12. Based on the pre-specified secondary endpoints, laromestrocel was associated with fewer adjudicated clinical and safety events than the standard of care (SOC) arm. Additional review of the pre-specified secondary endpoint major adverse cardiac events (MACE) showed statistical significance with 8 events in the SOC arm versus 1 in the laromestrocel treatment arm (P=0.043).

●	The Company has requested a meeting with the U.S. Food and Drug Administration (FDA) to review the results to determine potential next steps for the HLHS development program.

●	The FDA has granted laromestrocel Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation for the treatment of HLHS.

Pediatric Dilated Cardiomyopathy (PDCM) – a rare pediatric cardiovascular disease in which the muscles in one or more of the heart chambers become enlarged or stretched (dilated), with nearly 40% of children with PDCM requiring a heart transplant or dying within two years of diagnosis.

●	Longeveron’s Investigational New Drug (IND) application for its stem cell therapy laromestrocel as a potential treatment for PDCM became effective in July 2025. This IND provides for moving directly to a single Phase 2 registrational clinical trial.

Alzheimer’s disease (AD) – a neurodegenerative disorder that leads to progressive memory loss and death and currently has very limited therapeutic options.

●	The Company is seeking to forge strategic collaborations and/or partnerships for the advancement of laromestrocel in addressing AD.

●	The FDA has granted laromestrocel both Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation for the treatment of mild Alzheimer’s disease.

Aging-related Frailty (AF) – a chronic condition driven by systemic physiologic decline, characterized by reduced reserve and resilience across multiple organ systems with common features including weakness, fatigue, weight loss, slowness and reduced activity. No FDA-approved therapies currently exist.

●	Laromestrocel data from its Phase 2b clinical trial in Aging-related Frailty were published in Cell Stem Cell in February 2026.

●	In August, the Company announced that it has been selected as a Finalist Team in the XPRIZE Healthspan global competition, a seven-year, $101 million global competition to identify therapeutic approaches to increase human healthspan. As a result, the Company was one of 10 finalist teams to receive a $1.0 million Milestone 2 Award to be used in accordance with the XPRIZE competition rules with the opportunity to compete for the XPRIZE Grand Prize of up to $81 million, subject to the successful completion of the required clinical trial and financing thereof.

Corporate Updates

●	In July, the Company announced that Deborah Ascheim, M.D., was elected to the Longeveron Board of Directors. Dr. Ascheim is a strategic biotech Chief Medical Officer and physician who has over 30 years of clinical and executive experience advancing breakthrough therapies, including gene, cell, and biologics, for rare, ultra-rare, and common diseases across multiple indications.

●	In August, the Company appointed Nirav Jhaveri, CFA, to the Company’s executive leadership team in the role of Chief Financial Officer (CFO), principal financial officer and principal accounting officer. Mr. Jhaveri has over 25 years of experience in capital markets, corporate finance, business development and investor relations, including more than 15 years in the biotech sector.

●	Effective August 26, 2026, at 11:59 p.m. Eastern Time, the Company implemented a 1-for-10 reverse split of the shares of its Class A common stock, par value $0.001 per share and Class B common stock, par value $0.001 per share (collectively, the “Common Stock”), whether issued and outstanding or held by the Company as treasury stock.

●	In September, the Company announced it had initiated a process to review all strategic options with the goal of maximizing stockholder value. In conjunction with this process, the Company has implemented cash conservation measures to optimize cost containment.

●	In October, the Company announced the retention of Lucid Capital Markets as the Company’s financial advisor to explore potential strategic opportunities.

2026 Third Quarter Summary Financial Results

●	Revenues, Cost of Revenues and Gross Profit: Revenues for each of the three-month periods ended September 30, 2026 and September 30, 2025 was $0.1 million. 2026 revenues decreased by $22,000, or 16%, when compared to the same period in 2025, primarily due to the absence of contract manufacturing revenue.

Clinical trial revenue, which is derived from The Bahamas Registry Trial, for each of the three-month periods ended September 30, 2026 and September 30, 2025 was $0.1 million. Contract manufacturing revenues for the three months ended September 30, 2026 and 2025, were $0 and $43,000, respectively. This decrease of $43,000, or 100%, when compared to the same period in 2025, was driven by the absence of any additional contract manufacturing services from our third-party client.

Related cost of revenues were $44,000 and $12,000 for the three months ended September 30, 2026 and 2025, respectively. This resulted in a gross profit of approximately $0.1 million for the three months ended September 30, 2026, a decrease of $54,000, or 43%, when compared to 2025.

●	General and Administrative Expenses: General and administrative expenses for the three months ended September 30, 2026 were $3.3 million, compared to $3.6 million for the same period in 2025. The decrease of $0.3 million, or 8%, was primarily due to a $0.9 million decrease in personnel-related costs, partially offset by an increase in legal fees of $0.3 million and finance costs of $0.3 million.

●	Research and Development Expenses: Research and development expenses for the three months ended September 30, 2026 were $4.0 million, compared to $3.9 million for the same period in 2025. The increase of $0.1 million, or 3%, was due to higher ELPIS II clinical trial expenses of $0.7 million, partially offset by supplies and costs associated with technology transfer of $0.6 million recorded in 2025.

●	Other Income: Other income for the three months ended September 30, 2026 was $1.1 million, primarily consisting of $1.0 million received as a recipient of a Milestone 2 Award in the XPRIZE Healthspan competition and $0.1 million of interest earned on money market funds. Other income for the three months ended September 30, 2025, was $0.1 million, primarily consisting of interest earned on money market funds.

●	Net Loss: Net loss was $6.1 million for the three months ended September 30, 2026, compared to $7.2 million for the three months ended September 30, 2025. The decrease of $1.1 million, or 15%, was due to the factors outlined above.

●	Cash and cash equivalents: As of September 30, 2026, the Company had cash and cash equivalents of $7.2 million. The Company currently anticipates its existing cash and cash equivalents will enable it to fund its operating expenses and capital expenditure requirements into the first quarter of 2027, based on its current operating budget, cash flow forecast, as well as the ongoing implementation of cash conservation measures to optimize cost containment.

Conference Call

In light of the Company’s ongoing review of strategic alternatives, the Company has determined not to hold a conference call to review its third quarter results at this time.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product candidate is laromestrocel (Lomecel-B®), an allogeneic mesenchymal stem cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. We believe laromestrocel has multiple potential mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Laromestrocel development programs have received five distinct and important FDA designations: for the HLHS program - Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation; and, for the AD program - Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation. For more information, visit www.longeveron.com or follow Longeveron on LinkedIn, X, and Instagram.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve known and unknown risks, uncertainties, and other important factors that could cause actual results, performance, or achievements to differ materially from those anticipated, expressed, or implied by the statements made herein. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including the occurrence and outcome of a meeting or discussion of ELPIS II results with the FDA and the future of the HLHS development program; our ability to pursue funding sources and potential revenue opportunities to advance laromestrocel in longevity and Aging-related frailty; our expectations regarding the review and exploration of all strategic options and their potential impact on stockholder value; the possibility of a strategic partnership or investment, additional financing, sale or merger of the Company, or a business combination; the timeline and disclosure of events involving our strategic review process the impact of our retention of a financial advisor and our ability to engage additional strategic advisors or an investment bank; the continued listing of our Class A common stock on Nasdaq; our expectations regarding the future of the company’s operations, including our clinical, development and commercialization activities; our implementation of cash conservation measures to reduce operating expenses and optimize cost containment; the impact of the results of the ELPIS II trial upon future revenues; and other statements regarding future events. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expects,” “intend,” “looks to,” “may,” “on condition,” “plan,” “potential,” “predict,” “preliminary,” “project,” “see,” “should,” “target,” “will,” “would,” or the negative thereof or comparable terminology, although not all forward-looking statements contain these words, or by discussion of strategy or goals or other future events, circumstances, or effects. Additional factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, the risk that the exploration of strategic options may not result in any definitive transaction or enhance stockholder value or may create uncertainty that may adversely affect our business, financial condition, results of operations, or stockholder and investor perception; our ability to successfully contain costs, attain future financing, funding sources, or secure strategic partnerships or other alternatives on terms favorable to us or at all; the ability of our clinical trials to demonstrate safety and efficacy of our investigational product candidates, and other positive results; our ability to successfully transition toward a more capital-efficient, asset-light operating model; our ability to secure one or more strategic licensing partnerships for laromestrocel in our development programs; our ability to reach alignment with the FDA and other regulatory authorities on a potential path toward regulatory approval; the availability of evidence from our ongoing and future preclinical studies and clinical trials sufficient to support the Company filing a BLA for the investigational product candidate for one or more indications; the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials; market and other conditions, our cash position and need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors; our financial performance, and ability to continue as a going concern; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; the size of the market opportunity for certain of our investigational product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting; our ability to scale production and commercialize the investigational product candidate for certain indications; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of our investigational product candidates; our ability to obtain and maintain regulatory approval of our investigational product candidates in the U.S. and other jurisdictions; our plans relating to the further development of our investigational product candidates, including additional disease states or indications we may pursue; our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others; the our ability to attract and retain personnel; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 17, 2026, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The Company operates in a highly competitive and rapidly changing environment; therefore, new factors may arise, and it is not possible for the Company’s management to predict all such factors that may arise nor assess the impact of such factors or the extent to which any individual factor or combination thereof, may cause results to differ materially from those contained in any forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release based on information available as of the date of this press release, are inherently uncertain, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Inquiries:

Derek Cole
Investor Relations Advisory Solutions
derek.cole@iradvisory.com

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Longeveron Inc.

Condensed Balance Sheets

(In thousands, except share and per share data)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,245	$4,661
Prepaid expenses and other current assets	840	686
Accounts receivable	64	104
Total current assets	8,149	5,451
Property and equipment, net	1,445	1,836
Intangible assets, net	2,167	2,285
Operating lease asset, net	246	513
Other assets	8	176
Total assets	$12,015	$10,261
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,961	$423
Accrued expenses	3,714	2,969
Current portion of lease liability	412	655
Deferred revenue	40	40
Other current liabilities	400	—
Total current liabilities	6,527	4,087
Long-term liabilities:
Long-term portion of operating lease liability	—	169
Liability related to the sale of future PRV proceeds	778	—
Other liabilities	—	330
Total long-term liabilities	778	499
Total liabilities	7,305	4,586
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 4,973,025 shares authorized, no shares issued and outstanding at September 30, 2026, and December 31, 2025	—	—
Series A non-voting convertible preferred stock, $0.001 par value per share, 26,975 shares authorized, 11,211.52 issued and outstanding at September 30, 2026, no shares issued and outstanding at December 31, 2025	—	—
Class A common stock, $0.001 par value per share, 175,000,000 shares authorized, 3,113,450 shares issued and outstanding at September 30, 2026; 2,144,534 issued and outstanding at December 31, 2025	3	2
Class B common stock, $0.001 par value per share, 15,705,000 shares authorized, 138,405 shares issued and outstanding at September 30, 2026; 148,401 shares issued and outstanding at December 31, 2025	—	—
Additional paid-in capital	153,962	137,984
Accumulated deficit	(149,255)	(132,311)
Total stockholders’ equity	4,710	5,675
Total liabilities and stockholders’ equity	$12,015	$10,261

See accompanying notes to financial statements.

Longeveron Inc.

Condensed Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenues
Clinical trial revenue	$115	$94	$780	$651
Contract manufacturing lease revenue	—	6	—	18
Contract manufacturing revenue	—	37	20	165
Total revenues	115	137	800	834
Cost of revenues	44	12	283	288
Gross profit	71	125	517	546

Operating expenses
General and administrative	3,310	3,583	9,189	9,113
Research and development	3,958	3,852	9,471	9,321
Total operating expenses	7,268	7,435	18,660	18,434
Loss from operations	(7,197)	(7,310)	(18,143)	(17,888)
Other income
Other income, net	1,062	89	1,199	628
Total other income, net	1,062	89	1,199	628
Net loss	$(6,135)	$(7,221)	$(16,944)	$(17,260)
Basic and diluted net loss per share	$(1.91)	$(3.93)	$(5.75)	$(10.70)
Basic and diluted weighted average common shares outstanding	3,211,122	1,837,321	2,945,188	1,612,488

See accompanying notes to financial statements.